FIGS Releases Fourth Quarter and Full Year 2024 Financial Results

2024 Results Exceed Expectations with Net Revenues Growth of 1.8% YoY, Net Income Margin of 0.5%, and Adjusted EBITDA Margin of 9.3%
Increases Share Repurchase Authorization by $50 Million
SANTA MONICA, Calif., February 27, 2025 — FIGS, Inc. (NYSE: FIGS) (the “Company”), the global leading healthcare apparel brand dedicated to improving the lives of healthcare professionals, today released its fourth quarter and full year 2024 financial results and published a financial highlights presentation on its investor relations website at ir.wearfigs.com/financials/quarterly-results/.

Fourth Quarter 2024 Financial Highlights

•Net revenues were $151.8 million, an increase of 4.8% year over year, primarily due to an increase in orders from existing customers.
•Scrubwear net revenues were $114.7 million, an increase of 2.4% year over year.
•Non-scrubwear net revenues were $37.2 million, an increase of 12.8% year over year.
•U.S. net revenues were $127.5 million, a decrease of 0.5% year over year.
•International net revenues were $24.3 million, an increase of 45.2% year over year.
•Gross margin was 67.3%, a decrease of 20 basis points year over year, primarily due to product mix shifts, partially offset by a benefit from duty drawback claims.
•Operating expenses were $93.3 million, an increase of 11.6% year over year. As a percentage of net revenues, operating expenses increased to 61.4% from 57.7% in the same period last year, primarily due to higher operational costs at our new fulfillment center, higher shipping costs, and lapping the outsized favorable impact in Q4 2023 as a result of the inception of our duty reclassification method last year.
•Net income and net income, as adjusted(1) were $1.9 million (or $0.01 in diluted earnings per share), a decrease of $8.1 million year over year as compared to net income and net income, as adjusted(1) in the same period last year.
•Net income margin(2) was 1.2%, as compared to 6.9% in the same period last year.
•Adjusted EBITDA(1) was $21.1 million, a decrease of $5.5 million year over year.
•Adjusted EBITDA margin(1)(2) was 13.9%, as compared to 18.4% in the same period last year.

“We finished the year with solid momentum, as our fourth quarter results exceeded our expectations and were powered by an impactful flow of product newness driving repeat frequency,” said Trina Spear, Chief Executive Officer and Co-Founder. “While overall 2024 financial results were mixed, we look forward to seeing our industry and Company normalize coming out of the COVID overhang that impacted us over the past couple years. We intend to accelerate our strategic pillars to drive long-term sustainable and profitable growth through product innovation, deep connection with our community, and meeting our healthcare professionals where they are, both online and offline. We remain confident in our brand positioning, our strategic focus, and the long-term structural strength of the healthcare industry.”

Full Year 2024 Financial Highlights

•Net revenues were $555.6 million, an increase of 1.8% year over year, primarily driven by an increase in orders from existing customers, partially offset by a decrease in average order value (“AOV”).(3)
•Scrubwear net revenues were $445.1 million, an increase of 1.2% year over year.
•Non-scrubwear net revenues were $110.4 million, an increase of 4.5% year over year.

•U.S. net revenues were $474.3 million, a decrease of 1.9% year over year.
•International net revenues were $81.3 million, an increase of 30.6% year over year.
•Gross margin was 67.6%, a decrease of 150 basis points year over year, primarily due to product mix shifts.
•Operating expenses were $373.4 million, an increase of 8.9% year over year. As a percentage of net revenues, operating expenses increased to 67.2% from 62.8% in the same period last year, primarily due to higher digital and brand marketing expenses related to our 2024 Olympics campaign and higher transitory expenses associated with the transition to our new fulfillment center.
•Net income was $2.7 million and diluted earnings per share was $0.02.
•Net income margin(2) was 0.5%, as compared to 4.1% in the same period last year.
•Net income, as adjusted(1) was $2.7 million and diluted earnings per share, as adjusted(1) was $0.02.
•Adjusted EBITDA(1) was $51.8 million, a decrease of $34.2 million year over year.
•Adjusted EBITDA margin(1)(2) was 9.3%, as compared to 15.8% in the same period last year.
•Free Cash Flow(1) was $64.1 million.

Full Year 2024 Key Operating Metrics
•Active customers(3) as of December 31, 2024 increased 3.0% year over year to 2.7 million.
•Net revenues per active customer(3) was $208, a decrease of 1.0% year over year.
•AOV(3) was $113, a decrease of 1.7% year over year primarily driven by lower units per transaction.
Increase to Share Repurchase Authorization
As of December 31, 2024, the Company had approximately $4.6 million available for future repurchases under the Company’s ongoing share repurchase program for its outstanding Class A common stock. On February 27, 2025, the Company’s Board of Directors authorized a $50.0 million increase in the share repurchase program.
Under the program, the Company may repurchase shares in the open market, through privately negotiated transactions, by entering into structured repurchase agreements with third parties, by making block purchases, entering into derivatives contracts and/or pursuant to Rule 10b5-1 trading plans, subject to market conditions, applicable securities laws and other legal requirements and relevant factors. The Company is not obligated to repurchase any specific number of shares and the program may be modified, suspended or terminated at any time, without prior notice. The timing, manner, price and amount of any repurchases will be determined at the Company’s discretion, subject to business, economic and market conditions and other factors. The share repurchase program has no expiration date.
Full Year 2025 Financial Outlook

Net Revenues growth vs. 2024	down low-single-digits

Adjusted EBITDA Margin(2)(4)	9.0% to 9.5%

Sarah Oughtred, Chief Financial Officer, commented, “We ended 2024 in a strong financial position that will support our efforts to take decisive actions across a number of measures in 2025. This includes investing with conviction and speed into our emerging channels to accelerate growth over the long term, as well as opportunities across brand and marketing to reinvigorate our customer funnel. At the same time, we are planning a reduction in our reliance on promotions, which we expect will negatively impact our near-term top-line performance but support the longer-term health of the brand. In tandem with these actions, our strong balance sheet and cash flow also support our efforts to return value to shareholders, and we are announcing a $50 million increase in our share repurchase program. We see an incredible opportunity ahead for the brand and believe these actions and discipline are paramount to driving our growth ambitions.”

(1) “Net income, as adjusted,” “adjusted EBITDA,” “adjusted EBITDA margin,” “diluted earnings per share, as adjusted” and “free cash flow” are non-GAAP financial measures. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Reconciliations of GAAP to Non-GAAP Measures” below for more information regarding the Company’s use of non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.
(2) “Net income margin” and “adjusted EBITDA margin” are calculated by dividing net income and adjusted EBITDA by net revenues, respectively.
(3) “Active customers,” “net revenues per active customer” and “average order value” are key operational and business metrics that are important to understanding the Company’s performance. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Key Operating Metrics” below for information regarding how the Company calculates its key operational and business metrics and for comparisons of active customers, net revenues per active customer and average order value to the prior year period.

(4) The Company has not provided a quantitative reconciliation of its adjusted EBITDA margin outlook to a GAAP net income margin outlook because it is unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future stock-based compensation expense, income taxes, expenses related to non-ordinary course disputes, and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. For more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”
Conference Call Details
FIGS management will host a conference call and webcast today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the Company’s financial and business results and outlook. To participate, please dial 1-833-470-1428 (US) or 1-404-975-4839 (International) and the conference ID 686323. The call is also accessible via webcast at ir.wearfigs.com. A recording will be available shortly after the conclusion of the call until 11:59 p.m. ET on March 6, 2025. To access the replay, please dial 1-866-813-9403 (US) or 1-929-458-6194 (International) and the conference ID 185176. An archive of the webcast will be available on FIGS’ investor relations website at ir.wearfigs.com.

Non-GAAP Financial Measures and Key Operating Metrics
In addition to the GAAP financial measures set forth in this press release, the Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. The Company uses “net income, as adjusted,” “diluted earnings per share, as adjusted,” “adjusted EBITDA” and “adjusted EBITDA margin” to provide useful supplemental measures that assist in evaluating its ability to generate earnings, provide consistency and comparability with its past financial performance and facilitate period-to-period comparisons of its core operating results as well as the results of its peer companies. The Company uses “free cash flow” as a useful supplemental measure of liquidity and as an additional basis for assessing its ability to generate cash. The Company calculates “net income, as adjusted,” as net income adjusted to exclude transaction costs, expenses related to non-ordinary course disputes, other than temporary impairment of held-to-maturity investments, stock-based compensation, including expense related to award modifications, accelerated performance awards and associated payroll taxes and costs, ambassador grants in connection with its initial public offering, and expense resulting from the retirement of a former CFO of the Company, and the income tax impact of these adjustments. The Company calculates “diluted earnings per share, as adjusted” as net income, as adjusted divided by diluted shares outstanding. The Company calculates “adjusted EBITDA” as net income adjusted to exclude: other income (loss), net; gain/loss on disposal of assets; provision for income taxes; depreciation and amortization expense; stock-based compensation and related expense; transaction costs; and expenses related to non-ordinary course disputes. The Company calculates “adjusted EBITDA margin” by dividing adjusted EBITDA by net revenues. The Company calculates “free cash flow” as net cash (used in) provided by operating activities reduced by capital expenditures, including purchases of property and equipment and capitalized software development costs.

Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included below under the heading “Reconciliations of GAAP to Non-GAAP Measures.”

The Company has also included herein “active customers,” “net revenues per active customer” and “average order value,” which are key operational and business metrics that are important to understanding Company performance. The Company believes the number of active customers is an important indicator of growth as it reflects the reach of the Company’s digital platform, brand awareness and overall value proposition. The

Company defines an active customer as a unique customer account that has made at least one purchase in the preceding 12-month period. In any particular period, the Company determines the number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period. The Company believes measuring net revenues per active customer is important to understanding engagement and retention of customers, and as such, the value proposition for its customer base. The Company defines net revenues per active customer as the sum of total net revenues in the preceding 12-month period divided by the current period active customers. The Company defines average order value as the sum of the total net revenues in a given period divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period. The Company believes its relatively high average order value demonstrates the premium nature of its products. As the Company expands into and increases its presence in additional product categories, price points and international markets, average order value may fluctuate.

Active customers as of December 31, 2024 and 2023, respectively, net revenues per active customer as of December 31, 2024 and 2023, respectively, and average order value for the years ended December 31, 2024 and 2023, respectively, are presented below under the heading “Key Operating Metrics.”

About FIGS
FIGS is a founder-led, direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower, and serve current and future generations of healthcare professionals. We create technically advanced apparel and products that feature an unmatched combination of comfort, durability, function, and style. We share stories about healthcare professionals’ experiences in ways that inspire them. We build meaningful connections within the healthcare community that we created. Above all, we seek to make an impact for our community, including by advocating for them and always having their backs.

We serve healthcare professionals in numerous countries in North America, Europe, the Asia Pacific region and the Middle East. We also serve healthcare institutions through our TEAMS platform.

Forward Looking Statements
This press release contains various forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters, including the Company’s expectation that the industry and Company will normalize; the Company’s plans to accelerate its strategic pillars to drive long-term sustainable and profitable growth; the Company’s confidence in its brand positioning, strategic focus and the long-term structural strength of the healthcare industry; the Company’s share repurchase program; the Company’s belief that its financial position will support its efforts in 2025; the Company’s plans to invest in its emerging channels and opportunities across brand and marketing; the Company’s planned reduction in promotions and the expected resulting impact on the business; the Company’s efforts to return value to shareholders; the Company’s growth ambitions; and the information under the section titled “Full Year 2025 Financial Outlook,” such as the Company’s outlook as to net revenues growth and adjusted EBITDA margin for the full year ending December 31, 2025; all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, the Company’s actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results, performance or achievements to differ materially from those described in these forward-looking statements: the Company’s ability to maintain its historical growth; the

Company’s ability to maintain profitability; the Company’s ability to maintain the value and reputation of its brand; the Company’s ability to attract new customers, retain existing customers, and to maintain or increase sales to those customers; the success of the Company’s marketing efforts; the Company’s ability to maintain a strong community of engaged customers and Ambassadors; negative publicity related to the Company’s marketing efforts or use of social media; the Company’s ability to successfully develop and introduce new, innovative and updated products; the competitiveness of the market for healthcare apparel; the Company’s ability to maintain its key employees; the Company’s ability to attract and retain highly skilled team members; risks associated with expansion into, and conducting business in, international markets; changes in, or disruptions to, the Company’s shipping arrangements; the successful operation of the Company’s distribution and warehouse management systems; the Company’s ability to accurately forecast customer demand, manage its inventory, and plan for future expenses; the impact of changes in consumer confidence, shopping behavior and consumer spending on demand for the Company’s products; the impact of macroeconomic trends on the Company’s operations; the Company’s reliance on a limited number of third-party suppliers; the fluctuating costs of raw materials; the Company’s failure to protect proprietary, confidential or sensitive information or personal customer data or risks of cyberattacks; the Company’s failure to protect its intellectual property rights; the fact that the operations of many of the Company’s suppliers and vendors are subject to additional risks that are beyond its control; and other risks, uncertainties and factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 to be filed with the Securities and Exchange Commission (“SEC”), and the Company’s other periodic filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

FIGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of
	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$85,645	$144,173
Short-term investments	159,469	102,522
Accounts receivable	8,625	7,469
Inventory, net	115,759	119,040
Prepaid expenses and other current assets	13,268	12,455
Total current assets	382,766	385,659
Non-current assets
Property and equipment, net	35,274	24,864
Operating lease right-of-use assets	50,497	43,059
Deferred tax assets	11,643	18,291
Investment in equity securities	27,534	—
Other assets	2,073	1,336
Total non-current assets	127,021	87,550
Total assets	$509,787	$473,209
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$9,401	$14,749
Operating lease liabilities	10,596	8,230
Accrued expenses	42,316	7,906
Accrued compensation and benefits	5,689	7,312
Sales tax payable	3,705	3,149
Gift card liability	9,604	8,240
Deferred revenue	4,612	2,160
Returns reserve	3,873	2,989
Income tax payable	346	2,557
Total current liabilities	90,142	57,292
Non-current liabilities
Operating lease liabilities, non-current	42,430	38,884
Other non-current liabilities	83	183
Total liabilities	132,655	96,359
Commitments and contingencies
Stockholders’ equity
Class A common stock — par value $0.0001 per share, 1,000,000,000 shares authorized as of December 31, 2024 and December 31, 2023; 154,003,352 and 161,457,403 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	15	16
Class B common stock — par value $0.0001 per share, 150,000,000 shares authorized as of December 31, 2024 and December 31, 2023; 8,283,641 shares issued and outstanding as of December 31, 2024 and December 31, 2023	—	—
Preferred stock — par value $0.0001 per share, 100,000,000 shares authorized as of December 31, 2024 and December 31, 2023; zero shares issued and outstanding as of December 31, 2024 and December 31, 2023	—	—
Additional paid-in capital	312,622	315,075
Accumulated other comprehensive income	21	5
Retained earnings	64,474	61,754
Total stockholders’ equity	377,132	376,850
Total liabilities and stockholders’ equity	$509,787	$473,209

FIGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	(unaudited)
Net revenues	$151,832	$144,918	$555,558	$545,646
Cost of goods sold	49,636	47,058	179,935	168,683
Gross profit	102,196	97,860	375,623	376,963
Operating expenses
Selling	37,917	28,057	141,909	125,149
Marketing	19,788	20,129	88,566	77,094
General and administrative	35,591	35,446	142,883	140,675
Total operating expenses	93,296	83,632	373,358	342,918
Net income from operations	8,900	14,228	2,265	34,045
Other income, net
Interest income	2,639	2,281	11,242	6,775
Other income (expense)	841	(2)	833	(13)
Total other income, net	3,480	2,279	12,075	6,762
Net income before provision for income taxes	12,380	16,507	14,340	40,807
Provision for income taxes	10,495	6,507	11,620	18,170
Net income	$1,885	$10,000	$2,720	$22,637
Earnings attributable to Class A and Class B common stockholders
Basic earnings per share	$0.01	$0.06	$0.02	$0.13
Diluted earnings per share	$0.01	$0.05	$0.02	$0.12
Weighted-average shares outstanding—basic	166,343,035	169,361,975	169,201,983	168,065,721
Weighted-average shares outstanding—diluted	178,588,552	182,000,733	180,102,840	182,412,965

FIGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$2,720	$22,637
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	6,694	2,942
Deferred income taxes	6,648	(7,320)
Non-cash operating lease cost	8,483	2,863
Stock-based compensation	42,673	45,799
Accretion of discount on available-for-sale securities	(5,741)	(1,678)
Changes in operating assets and liabilities:
Accrued interest	$(758)	—
Accounts receivable	(1,219)	(603)
Inventory	3,281	58,936
Prepaid expenses and other current assets	(2,544)	(572)
Other assets	(737)	(79)
Accounts payable	(5,332)	(6,192)
Accrued expenses	33,950	(18,657)
Accrued compensation and benefits	(1,623)	3,897
Sales tax payable	556	(225)
Gift card liability	1,364	358
Deferred revenue	2,452	(626)
Returns reserve	884	(469)
Income tax payable	(2,211)	2,557
Operating lease liabilities	(8,278)	(2,660)
Other non-current liabilities	(100)	7
Net cash provided by operating activities	81,162	100,915
Cash flows from investing activities:
Purchases of property and equipment	(17,021)	(16,348)
Purchases of available-for-sale securities	(246,949)	(150,139)
Maturities of available-for-sale securities	196,580	49,300
Purchase of investment in equity securities	(27,534)	—
Net cash used in investing activities	(94,924)	(117,187)
Cash flows from financing activities:
Repurchases of Class A Common Stock	(45,454)	—
Proceeds from stock option exercises and employee stock purchases	438	916
Tax payments related to net share settlements on restricted stock units	—	(246)
Issuance of Class A Common Stock in exchange for services	250	—
Net cash (used in) provided by financing activities	(44,766)	670
Net decrease in cash, cash equivalents, and restricted cash	(58,528)	(15,602)
Cash, cash equivalents, and restricted cash, beginning of period	$144,173	$159,775
Cash and cash equivalents, end of period	$85,645	$144,173

FIGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(Unaudited)
The following table presents a reconciliation of net income, as adjusted to net income, which is the most directly comparable financial measure calculated in accordance with GAAP, and presents diluted earnings per share (“EPS”), as adjusted with diluted EPS:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(in thousands, except share and per share data)
Net income	$1,885	$10,000	$2,720	$22,637
Add (deduct):
Expenses related to non-ordinary course disputes(1)	—	—	—	1,256
Stock-based compensation expense in connection with the IPO and other(2)	—	—	—	290
Income tax impacts of items above	—	—	—	(847)
Net income, as adjusted	$1,885	$10,000	$2,720	$23,336
Diluted EPS	$0.01	$0.05	$0.02	$0.12
Diluted EPS, as adjusted	$0.01	$0.05	$0.02	$0.13
Weighted-average shares used to compute Diluted EPS, as adjusted	178,588,552	182,000,733	180,102,840	182,412,965
(1) Exclusively represents attorney’s fees, costs and expenses incurred by the Company in connection with the Company’s now-concluded litigation against Strategic Partners, Inc.
(2) Includes certain stock-based compensation expense in connection with the IPO, including expense related to accelerated performance awards and associated payroll taxes and costs.
The following table presents a reconciliation of adjusted EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with GAAP, and presents adjusted EBITDA margin with net income margin, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(in thousands, except margin)
Net income	$1,885	$10,000	$2,720	$22,637
Add (deduct):
Other income, net	(3,481)	(2,279)	(12,075)	(6,762)
Provision for income taxes	10,494	6,506	11,620	18,170
Depreciation and amortization expense(1)	1,847	814	6,694	2,942
Stock-based compensation and related expense(2)	10,331	11,562	42,837	47,757
Expenses related to non-ordinary course disputes(3)	—	—	—	1,256
Adjusted EBITDA	$21,076	$26,603	$51,796	$86,000

Net Revenues	$151,832	$144,918	$555,558	$545,646
Net income margin(4)	1.2%	6.9%	0.5%	4.1%
Adjusted EBITDA Margin	13.9%	18.4%	9.3%	15.8%
(1) Excludes amortization of debt issuance costs included in “Other income, net.”
(2) Includes stock-based compensation expense, payroll taxes, and costs related to equity award activity.
(3) Exclusively represents attorney’s fees, costs and expenses incurred by the Company in connection with the Company’s now-concluded litigation against Strategic Partners, Inc.
(4) Net income margin represents net income as a percentage of net revenues.

The following table presents a reconciliation of free cash flow to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Year ended December 31,
	2024	2023
	(in thousands)
Net cash provided by operating activities	$81,162	$100,915
Less: capital expenditures	(17,021)	(16,348)
Free cash flow	$64,141	$84,567

FIGS, INC.
KEY OPERATING METRICS
(Unaudited)

Active customers as of December 31, 2024 and 2023, respectively, net revenues per active customer as of December 31, 2024 and 2023, respectively, and average order value for the year ended December 31, 2024 and 2023, respectively, are presented in the following tables:

	As of December 31,
	2024	2023
	(in thousands)
Active customers	2,670	2,593

	As of December 31,
	2024	2023
Net revenues per active customer	$208	$210

	Year ended December 31,
	2024	2023
Average order value	$113	$115

FIGS, INC.
DISAGGREGATED NET REVENUES
(In thousands, except percentages)

The following table presents the disaggregation of the Company’s net revenues for the year and three months ended December 31, 2024 and December 31, 2023:

	Year ended December 31,		Change
	2024	2023	%
By geography:
United States	$474,305	$483,454	(1.9)%
Rest of the world	81,253	62,192	30.6%
	$555,558	$545,646	1.8%
By product:
Scrubwear	$445,112	$439,987	1.2%
Non-Scrubwear	110,446	105,659	4.5%
	$555,558	$545,646	1.8%

	Three months ended December 31,		Change
	2024	2023	%
	(Unaudited)
By geography:
United States	$127,503	$128,159	(0.5)%
Rest of the world	24,328	$16,759	45.2%
	$151,831	$144,918	4.8%
By product:
Scrubwear	$114,652	$111,956	2.4%
Non-Scrubwear	37,179	$32,962	12.8%
	$151,831	$144,918	4.8%

Contacts

Investors:
Tom Shaw
IR@wearfigs.com

Media:
Todd Maron
press@wearfigs.com